Exhibit 4.3

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C)(l) OR (D), THE SELLER HAS FURNISHED TO THE CORPORATION AND ITS TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATIONS UNDER THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 30, 2024.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE 5:00 P.M. (PACIFIC STANDARD TIME) ON MARCH 1, 2026

WARRANT CERTIFICATE

INTERNATIONAL BATTERY METALS LTD.

(Incorporated under the laws of the Province of British Columbia)

WARRANT CERTIFICATE NO. 2024-001	WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby at a price of CAD$ l .25 per share.

THIS IS TO CERTIFY THAT

(hereinafter referred to as the “Holder” or the “Warrantholder”)

is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Pacific Standard Time) on March 1, 2026 (the “Expiry Time”), one fully paid and non-assessable common share (“Common Share”) in the capital of International Battery Metals Ltd. (the “Company”).

This Warrant may only be exercised at the registered office of the Company at International Battery Metals Ltd., Vancouver, B.C. This Warrant is issued subject to the terms and conditions appended hereto as Schedule “A”.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

DATED for reference February 29, 2024.

INTERNATIONAL BATTERY METALS LTD.

/s/ Doug Smith
Authorized Signatory

(See terms and conditions attached hereto)

SCHEDULE “A”

TERMS AND CONDITIONS FOR WARRANT

Tenns and Conditions attached to the Warrant issued by International Battery Metals Ltd. and dated for reference as of February 29, 2024.

ARTICLE 1- INTERPRETATION

1.1	Definitions

In these Tenns and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Business Day” means a day other than a Saturday, Sunday or other statutory holiday in Vancouver, British Columbia;

(b)	“Common Shares” means the common shares in the capital of the Company as constituted on the date hereof to be issued pursuant to the exercise of Warrants;

(c)	“Company” means International Battery Metals Ltd., unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter “Company” shall mean such successor corporation;

(d)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;

(e)	“Exchange” means the Canadian Securities Exchange or such other stock exchange on which the Company’s Common Shares are listed and posted for trading;

(t)	“Exercise Price” means the price of CAD$l.25, per share;

(g)	“Expiry Time” means 5:00 p.m. (Pacific Standard Time) on March 1, 2026;

(h)	“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(i)	“Issue Date” means February 29, 2024;

G)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(k)	“Public Record” means all documents and information filed by the Company with the British Columbia Securities Commission and any other applicable securities commissions or securities regulatory authority of a province or territory of Canada, which is available for public viewing on the SEDAR Plus website at https://www.sedarplus.ca/landingpage/ under the Company’s profile;

(1)	“Trading Day” means any day on which the principal exchange or market on which the Common Shares trade is open for trading;

(m)	“United States” or “U.S.” means, as the context requires, the United States of America, its territories and possessions, any state of the United States, and/or the District of Columbia;

(n)	“U.S. Person” means a “U.S. person” as defined in Rule 902(k) of Regulation S (the definition of which includes, but is not limited to, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any partnership or corporation organized outside of the United States by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized, or incorporated, and owned, by U.S. Accredited Investors who are not natural persons, estates or trusts, and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person);

(o)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(p)	“Warrant” means the warrant to acquire Common Shares evidenced by the Warrant Certificate; and

(q)	“Warrant Certificate” means the certificate to which these Terms and Conditions are attached.

1.2	Interpretation Not Affected by Headings

(a)	The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

(b)	Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Applicable Law

The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada.

ARTICLE 2 - ISSUE OF WARRANT

2.1	Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2	Additional Warrants

Subject to any other written agreement between the Company and the Warrantholder, the Company may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants, or grant options or similar rights to purchase Common Shares to any person.

2.3	Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed, or stolen:

(a)	the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed, or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)	the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its reasonable discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its reasonable discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4	Warrantholder Not a Shareholder

The Warrant shall not constitute the holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

2.5	Securities Law Exemption

The Holder acknowledges and agrees that the Warrants and any Common Shares issued pursuant to the exercise of any Warrants have been or will be issued only on a “private placement” basis and that the Company does not intend to file any prospectus or registration statement in any jurisdiction in order to qualify any of such Warrants and/or Common Shares for resale.

ARTICLE 3 - OWNERSHIP AND TRANSFER OF WARRANT

3.1	Exchange of Warrants

A Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Company, may be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Common Shares at the same Exercise Price and on the same terms as the Warrant Certificate so exchanged.

Warrants may be exchanged only with the Company. Any Warrants tendered for exchange will be surrendered to the Company and cancelled.

The Warrants are transferable on the terms and conditions contained herein and by the Holder completing and submitting to the Company a completed and duly executed Warrant Transfer Form attached hereto as Schedule “D”.

3.2	Charges for Exchange

On exchange of Warrants, the Company, except as otherwise herein provided, may charge a reasonable fee for each new Warrant Certificate issued, and payment of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

3.3	Ownership of Warrants

The Company may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

3.4	Notice to Holder

Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder will be deemed to be validly given, if mailed to the address of the Holder as set out on the Warrant Certificate. Any notice so given will be deemed to have been received five days from the date of mailing to the Holder or any market intennediary then holding the Warrants of the Holder in any trust account.

ARTICLE 4-EXERCISE OF THE WARRANTS

4.1	Method of Exercise of the Warrant

The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering it, with a duly completed and executed exercise form substantially in the form attached hereto as Schedule “B” and cash or a certified cheque payable to or to the order of the Company, for the Exercise Price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of Canada, to the Company.

4.2	Effect of Exercise of the Warrant

(a)	Upon surrender and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment; and

(b)	Within two business days after surrender and payment as aforesaid, the Company shall forthwith cause the issuance to the holder of a certificate for the Common Shares purchased as aforesaid.

4.3	Subscription for Less than Entitlement

The bolder may subscribe for and purchase a number of Common Shares less than the number which itis entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to the return of the Warrant Certificate with a notation on the Grid attached hereto as Schedule “C” showing the balance of the Common Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

4.4	Expiration of the Warrant

After the Expiry Time all rights hereunder shall wholly cease and terminate, and the Warrant shall be void and of no effect.

4.5	U.S. Securities Law Provisions

The Warrants and the Common Shares to be issued upon their exercise have not been registered under the U.S. Securities Act, or the securities laws of any state of the United States. The Warrants may not be exercised by, or for the account or benefit of, a U.S. Person or a person in the United States, unless (i) the Common Shares are registered under the U.S. Securities Act and applicable U.S. state securities laws, or (ii) an exemption from such registration requirements is available and, in either case, the Holder has complied with the requirements set forth in the Warrant Exercise Form attached hereto as Schedule “B”.

Any Common Shares issued upon exercise of this Warrant in the United States, or to or for the account or benefit of a U.S. Person or a person in the United States, will be “restricted securities”, as defined in Rule 144(a)(3) under the U.S. Securities Act. The certificates or other instruments representing such Common Shares, as well as all certificates or other instruments issued in exchange or in substitution therefor until such time as is no longer required under the applicable requirements of the U.S. Securities Act, or applicable U.S. state securities laws, will bear, on the face of such certificate or other instrument, the following legends:

“THE SECURITIES REPRESENTED HEREBY HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY AND INDIRECTLY, ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ALL APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D) ABOVE, ONLY AFTER THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING AND/OR SUCH OTHER DOCUMENT AS MAY BE REQUESTED BY THE COMPANY IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if the Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act (“Regulation S”) and such Common Shares were acquired at a time when the Company is a “foreign issuer” as defined in Regulation S, the legends set forth above in this section may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Schedule “E” attached hereto (or in such other form as the Company may prescribe from time to time); and provided, further, that, if the Common Shares are being sold otherwise than in accordance with Rule 904 of Regulation Sand other than to the Company, the legends may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legends are no longer required under applicable requirements of the U.S. Securities Act.

Notwithstanding any provision to the contrary contained herein, no Common Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates or other instruments evidencing the Common Shares thereby issued may bear such legends as may, in the opinion of legal counsel to the Company, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Common Shares of the Company are listed; provided that, at any time, in the opinion of legal counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate or other instrument, at that holder’s expense, provides the Company with evidence reasonably satisfactory in form and substance to the Company (which may include an opinion of legal counsel reasonably satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legends.”“

4.6	Hold Periods and Legends of Share Certificate

If any of the Warrants are exercised prior to the date that is four months and a day from the date of issuance of the Warrants, the certificates representing the Common Shares to be issued pursuant to such exercise shall bear the following legend unless otherwise not applicable, in addition to any other required legends as set forth in Section 4.5:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 30, 2024.”

ARTICLE 5 - ADJUSTMENTS

5.1	Adjustments

The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)	in the event the Company shall:

(i)	pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)	subdivide its outstanding Common Shares;

(iii)	combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation, or other combination in which the Company is the surviving corporation);

the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)	In any case in which this Article 5 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

5.2	Notice of Adjustment

Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Company shall promptly send to the Warrantholder by email, followed by first class mail, postage prepaid, notice of such adjustment or adjustments.

5.3	No Adjustment for Dividends

Except as provided in section 5.1 of this Article 5, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

5.4	Preservation of Purchase Rights Upon Merger, Consolidation, etc.

In connection with any consolidation of the Company with, or amalgamation or merger of the Company with or into, another corporation (including, without limitation, pursuant to a “takeover bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantbolder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule “A”. The provisions of this Article 5 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

5.5	Determination of Adjustments

If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined by the Company’s Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia, that the Company may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holder.

ARTICLE 6 - COVENANTS BY THE COMPANY

6.1	Reservation of Common Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

ARTICLE 7 - MERGER AND SUCCESSORS

7.1	Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

7.2	Successor Company Substituted

In case the Company, pursuant to section 7.1 shall be consolidated, amalgamated or merged with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 8 - AMENDMENTS

8.1	Amendment, etc.

This Warrant Certificate may only be amended by a written instrument signed by both the Company and the Warrantholder.

ARTICLE 9 - MISCELLANEOUS

9.1	Time

Time is of the essence of the terms of this Warrant Certificate.

9.2	Notice

Any notice given under or pursuant to this Warrant Certificate will be given in writing and must be delivered, or mailed by prepaid post, and addressed to the party to which notice is to be given at the address of the party set out on page one, or at another address designated by the party in writing. If notice is delivered, it will be deemed to have been given at the time of delivery. If notice is mailed, it will be deemed to have been received on the next business day.

SCHEDULE “B”

WARRANT EXERCISE FORM

TO:	International Battery Metals Ltd.

Royal Centre, Suite 1750, 1055 W. Georgia St.

Vancouver, BC, V6E 3P3, Canada

Attention: Chief Financial Officer

The undersigned Holder of the within Warrants hereby subscribes for _____________ common shares (the “Shares”) of International Battery Metals Ltd. (the “Company”) pursuant to the within Warrants on the terms and price specified in the Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

If the Shares are issued prior to June 30, 2024, the certificate(s) will bear the following legends:

“Unless permitted under securities legislation, the holder of this security must not trade the security before June 30, 2024.”

As at the time of exercise hereunder, the undersigned Holder represents, warrants and certifies as follows (check one):

☐	(A)

the undersigned holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this Warrant Exercise Form in the United States; OR

☐	(B)

if the undersigned Holder is, or is exercising the Warrants for the account or benefit of, a U.S. person or a person in the United States, or if the undersigned holder executed or delivered this Warrant Exercise Form in the United States (collectively, a “U.S. Holder”), the undersigned Holder is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this Warrant Exercise Form; OR

☐	(C)

if the undersigned holder is a U.S. Holder, the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that with respect to the Shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable U.S. state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws is available.

Note: Certificates representing common shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

If the undersigned Holder has indicated that the undersigned Holder is a U.S. Accredited Investor by marking box (B) above, the undersigned Holder additionally represents and warrants to the Company that:

1	the undersigned Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.	the undersigned Holder: (i) is purchasing the Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned Holder of the Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned Holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3.	the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B) above, the undersigned also acknowledges and agrees that:

1.	the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Shares;

2.	if the undersigned decides to offer, sell or otherwise transfer any of the Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(a)	the sale is to the Company;

(b)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation Sand in compliance with applicable local laws and regulations;

(c)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)	the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities,

and in the case of (c) and (d) immediately above, it has prior to such sale furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company;

3.	the Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.	the certificates or other instruments representing the Shares (and any certificates or other instruments issued in exchange or substitution for the Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

5.	delivery of certificates or other instruments bearing such a legend may not constitute “good delivery” in settlement of transactions on Canadian stock exchanges or over-the-counter markets, but, if the Company is a “foreign issuer” (as defined in Rule 902 of Regulation S) at the time of issuance of the subject Shares, a new certificate or other instrument without such a legend will be made available to the undersigned upon provision by the undersigned of a declaration to the registrar and transfer agent (the “Transfer Agent”) of the Company’s common shares in the form attached as Schedule “E” to the Warrant Certificate (or in such other form as the Company may prescribe from time to time) and if requested by the Company or the Transfer Agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the Transfer Agent, to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Shares are being sold otherwise than in accordance with Rule 904 of Regulation Sand other than to the Company, the legend may be removed by delivery to the Transfer Agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legend is no longer required under applicable requirements of the U.S. Securities Act;

6.	the financial statements of the Company have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

7.	there may be material tax consequences to the undersigned of an acquisition or disposition of the Shares;

8.	the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Shares; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Intemal Revenue Code;

9.	funds representing the subscription price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this Warrant Exercise Form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

10.	the Company is not obligated to remain a “foreign issuer”;

11.	the undersigned consents to the Company making a notation on its records or giving instruction to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form; and

12.	the undersigned is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) or Regulation D promulgated under the U.S. Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED this___________ day of _____________ __, 20

In the presence of:

Signature of Witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory for the Holder

Please print below your name and address in full.

Legal Name

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the registration in respect of the certificates representing the Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of International Battery Metals Ltd. (the “Company”) by the holder, the holder hereby represents and warrants to the Company that the holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the holder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned holder, and “B/0” for each beneficial owner, if any, on each line that applies):

__ Category 1.	A bank, as defined in Section 3(a)(2) of the United States Securities Act of 1933 (the “U.S. Securities Act”), whether acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity;·a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; an investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(1) or (m) of the United States Investment Advisers Act of 1940; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; an investment company registered under the United States Investment Company Act of 1940; a business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; a small business investment company licensed by the United States Small Business Administration under Section 30l (c) or (d) of the United States Small Business Investment Act of 1958; a rural business investment company as defined in section 384A of the United States Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

__ Category 2.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

__ Category 3.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

__ Category 4.	A director or executive officer of the Company; or

__ Category 5.	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse) at the time of that person’s purchase exceeds US$1,000,000 (note: for the purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated hereby, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of Shares contemplated hereby exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; (iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A) joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly); or

__ Category 6.	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

__ Category 7.	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

__ Category 8.	An entity in which all of the equity owners are U.S. Accredited Investors.

If you have initialed Category 8, please indicate the name and category of U.S. Accredited Investor (by reference to the applicable category number in this certificate) of each equity owner:

Name of Equity Owner	Category of U.S. Accredited Investor

It is permissible to look through various forms of equity ownership to natural persons in determining the U.S. Accredited Investor status of entities under this category. If those natural persons are themselves U.S. Accredited Investors, and if all other equity owners of the entity seeking U.S. Accredited Investor status are U.S. Accredited Investors, then this category will be available.

__ Category 9.	An entity, of a type not listed in Categories 1, 2, 3, 7 or 8, not formed for the specific purpose of acquiring the Shares, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 9, “investments is defined in Rule 2a51-1(b) under the United States Investment Company Act of 1940);

__ Category 10.	A natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for U.S. Accredited Investor status: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65);

__ Category 11.	Any “family office,” as defined in rule 202(a)(l l)(G)-1 under the United States Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the Shares, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

__ Category 12.	A “family client,” as defined in rule 202(a)(l 1)(G)-1 under the United States Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 11 above and whose prospective investment in the Company is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

SCHEDULE “C”

WARRANT EXERCISE GRID

Common Shares Issued	Common Shares Available	Initials of Authorized Officer

SCHEDULE “D”

WARRANT TRANSFER FORM

TO:	International Battery Metals Ltd.

Royal Centre, Suite 1750, 1055 W. Georgia St.

Vancouver, BC, V6E 3P3, Canada

Attention: Chief Financial Officer

FOR VALUE RECEIVED, the undersigned holder of the within Warrants hereby sells, assigns and transfers to _______________________________, _____________ Warrants of International Battery Metals Ltd. (the “Company”) registered in the name of the undersigned on the records of the Company and irrevocably appoints ______________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows·

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

The Transferor hereby certifies that (check either A or B):

(A)	the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), in which case the Transferor has delivered or caused to be delivered by the Transferee a written opinion of U.S. legal counsel of recognized standing in form and substance satisfactory to the Company to the effect that the transfer of the Warrants is exempt from the registration requirements of the U.S. Securities Act; or

(B)	the transfer of the Warrants is being made in reliance on Rule 904 of Regulation Sunder the U.S. Securities Act, and certifies that:

(1)	the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”;

(2)	the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)	neither the seller nor any affiliate of the seller nor any person acting on their behalf engaged in any directed selling efforts in connection with the offer and sale of the Warrants;

(4)	the sale is bona fide and not for the purpose of “washing off’ the resale restrictions imposed because the Warrants are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act);

(5)	the Transferor does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible umestricted securities; and

(6)	the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act.

Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

DATED this __________ day of ____, 20___.

Signature of Warrant Holder	Signature Guaranteed

INSTRUCTIONS FOR TRANSFER

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The signature on the Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

The Warrants will only be transferable in accordance with applicable laws. The Warrants and the common shares issuable upon exercise thereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under the securities laws of any state of the United States, and may not be transferred to or for the account or benefit of a U.S. person or any person in the United States without registration under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

SCHEDULE “E”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: International Battery Metals Ltd. (the “Company”), and the registrar and transfer agent for common shares of the Company.

The undersigned (a) acknowledges that the sale of the ______________ common shares of the Company represented by certificate number ___________________to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (I) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the U.S. Securities Act) of the Company, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or any other “designated offshore securities market” and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale was bona fide and not for the purpose of “washing off’ the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144{a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities of the Company, and (6) the sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation Sunder the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise noted, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated____________, 20__.

x
Signature of individual (if Seller is an individual)

x
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (b)(2)(B) above)

We have read the representation letter of ___________ (the “Seller”) dated ___________, 20 ___, pursuant to which the Seller has requested that we sell, for the Seller’s account, ____________ common shares of the Issuer represented by certificate number _____________ or held in Direct Registration System (DRS) account number ______________ (the “Common Shares”). We have executed sales of the Common Shares pursuant to Rule 904 of Regulation Sunder the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell the Common Shares was made to a person in the United States;

(2)	the sale of the Common Shares was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation Sunder the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Common Shares as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Shares (including, but not be limited to, the solicitation of offers to purchase the Common Shares from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Issuer shall be entitled to rely upon the representations, warranties and covenants contained in this letter to the same extent as if this letter had been addressed to them.

Dated _________ 20__

Name of Firm

By:

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